Exhibit 4.6



Form of Common Stock Purchase Warrant dated July 31, 2003 between the Company and certain investors

               VOID AFTER 5:00 P.M. EASTERN TIME ON July 31, 2006

NEITHER THIS WARRANT NOR THE WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL NOT TRANSFER THIS WARRANT OR THE WARRANT SHARES UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH WARRANT OR SUCH WARRANT SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATES SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS AND ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

                           MEDICAL NUTRITION USA, INC.
                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------


                                                        Warrant to Subscribe for
July 31, 2003                                            Shares of Common Stock


                         Not Transferable or Exercisable
                     Except Upon Conditions Herein Specified
                     ---------------------------------------

         THIS CERTIFIES that, for value received, _____________________________ (such person or entity and any successor and assign being hereinafter referred to as the `Holder") is entitled to subscribe for and purchase from Medical Nutrition USA, Inc., a Delaware corporation (hereinafter referred to as the "Company"), ____________________ (________) shares of Common Stock, (the "Common
Stock"), of the Company (such shares to be subject to adjustment in accordance with Sections 1 and 5 hereof, hereinafter sometimes called the "Warrant Shares") at an exercise price of seventy five cents ($0.75) per share as adjusted in accordance with Section 1 hereof (the "Strike Price').

         1.       Exercise of Warrant.

                  1.1 The rights represented by this Warrant may be exercised by the Holder hereof, in whole at any time or in part from time to time from and after the date hereof to and including July 31, 2006 (the "Exercise Period"), but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the principal office of the Company, at 10 West Forest Avenue, Englewood, New Jersey 07631 (or at such other agency or office of the Company in the United States of America as the Company may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company), and by payment to the Company of the Strike Price in cash or by certified or official bank check in United States Dollars for each share being purchased (the "Exercise Payment"). Notwithstanding

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the foregoing, this Warrant must be exercised in whole by the holder hereof within forty-five (45) days of receipt of written notice from the Company (the "Exercise Notice") setting forth the following: (a) at least one (1) year has passed from the date of issuance of this Warrant, and (b) within the thirty (30) days preceding the date of the Exercise Notice the Company's common stock has traded for ten (10) consecutive trading days at a price per share of $4.00 or more (subject to equitable adjustment in the case of stock splits, combinations or similar events). This Warrant shall be void with respect to any Warrant Shares not purchased on or before the expiration of such forty-five (45) day period.

                  1.2 In the event of any exercise of the rights represented by this Warrant, (i) a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the person entitled to receive the same, shall be mailed to the Holder as soon as practicable (but in any event within ten (10) days) after the rights represented by this Warrant shall have been so exercised; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the registered Holder thereof, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid; and (ii) unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall, for all purposes, be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Strike Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the Holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The issuance of any shares of Common Stock pursuant to the terms of this Warrant shall at all times be subject to compliance with all requirements of the Securities Act of 1933, as amended (the "Securities Act"), and with all applicable foreign and state securities and blue sky laws then in effect.

                  1.3 Adjustments in Number and Strike Prices of Warrant Shares. If, pursuant to the Qualifying Equity Financing (as defined below), the Company sells (i) Common Stock (or any instrument convertible, exercisable or exchangeable for Common Stock) at a price per share less than the Strike Price, then the Company shall exchange this Warrant for a warrant to purchase the same number of shares of Common Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (ii) Preferred Stock (or any instrument convertible, exercisable or exchangeable for Preferred Stock) at a price per share equal to or less than the Strike Price, then the Company shall exchange the Warrant for a warrant to purchase the same number of shares of Preferred Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing. A "Qualifying Equity Financing" shall mean an equity financing in which the Company sells shares of Common Stock or Preferred Stock (or any instrument convertible, exercisable or exchangeable for Common Stock or Preferred Stock) and obtains net proceeds (including conversion of all outstanding convertible notes) in an amount not less than Two Million Dollars ($2,000,000).

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                  1.4      Covenants as to Capital Stock. The Company covenants
and agrees all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange or quoted on any quotation system, the Company will, if permitted by the rules of such exchange or system, list and keep listed or quoted on such exchange or quotation system, upon official notice of issuance, all of the Warrant Shares. The Company shall keep reserved a sufficient number of shares of the authorized and unissued shares of Common Stock, to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms.

         2.       Transfer.

                  2.1 Securities Laws. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act. The Company will not transfer this Warrant or the Warrant Shares unless (i) there is an effective registration covering such Warrant or such shares, as the case may be, under the Securities Act and applicable states securities laws, (ii) it first receives a letter from an attorney, acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act and under all applicable state securities laws, or (iii) the transfer is made pursuant to Rule 144 under the Securities Act.

                  2.2 Investment Representations. The Holder of the Warrant agrees and acknowledges the Warrant is being purchased for his, her or its own account, for investment purposes only, that he, she or it either has a prior personal or business relationship with the officers, directors or controlling persons, or by reason of his business or financial experience, or the business or financial experience of his, her or its professional advisors who are unaffiliated with and not compensated by the Company, could be reasonably assumed to have the capacity to protect his, her or its own interests in connection with the purchase of and the exercise of the Warrant, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part, and the Holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the Holder will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Securities Act and applicable state securities laws or unless, in the opinion of counsel for the Holder acceptable to the Company, an exemption from the registration requirements of the Securities Act and such state laws is available.

                  2.3 Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee that the restrictive investment legend set forth below be placed on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

                  2.4 Indemnity. The Holder acknowledges the Holder understands the meaning and legal consequences of this Section, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer, director, agent, and legal counsel thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of this Warrant or the Warrant Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of this Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

                  2.5 Transfer. Except as specifically restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

         3. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         4.       Anti-Dilution Provisions.

                  4.1      Stock Splits, Dividends, Etc.

                           4.1.1    If the Company shall at any time after the
date hereof subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased.

                           4.1.2    Whenever the number of shares of Common
Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Strike Price shall be adjusted to the nearest cent by multiplying such Strike Price immediately prior to such adjustment by a fraction
(x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Any such adjustment to the Strike Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

                  4.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the date hereof, or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 above at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

                  4.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Holder.

                  4.4      Notices of Record Date, Etc. In case:

                           4.4.1    the Company shall take a record of the
holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                           4.4.2    of any voluntary or involuntary dissolution,
liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

                  4.5 Threshold for Adjustments. Anything in this Section to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment until the cumulative resulting adjustment in the Strike Price pursuant to this Section shall have required a change of the Strike Price by at least $0.01. No adjustment shall be made by reason of the issuance of shares upon conversion rights, stock issuance rights or similar rights currently outstanding or any change in the number of treasury shares held by the Company.

         5. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any of this Warrant and the issuance of any of the Warrant Shares, the Company shall instruct its transfer agent, if any, to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Shares shall bear on the face thereof substantially the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         6. Officer's Certificate. Whenever the number or kind of securities purchasable upon exercise of this Warrant or the Strike Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number and/or kind of securities purchasable upon exercise of this Warrant and the adjusted Strike Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Holder.

         7. Transfer of Warrant. Subject to Section 3 hereof, this Warrant and all rights hereunder are transferable in whole (or in part), at the agency of office or the Company referred to in Section 1 hereof by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the Holder hereof may be treated by the

Company and all other persons dealing with this Warrant as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered Holder hereof as the owner hereof for all purposes.

         8. Elimination of Fractional Interests. The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

         9. Exchange of Warrant. Subject to the limitations set forth herein this Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company designated in Section 1 hereof, for a new Warrant of like tenor representing the right to subscribe for and purchase the number of Warrant Shares which may be subscribed for and purchased hereunder.

         10. Lost, Stolen, Mutilated or Destroyed Warrant. Upon surrender by the Holder of this Warrant to the Company, the Company at its expense will issue in exchange therefor, and deliver to such Holder, a new Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon delivery by such Holder of an indemnity agreement or security reasonably satisfactory to the Company, and in case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, upon reimbursement of all reasonable expenses incident thereto, will issue and deliver to such Holder a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant delivered to such Holder in accordance with this Section 11 shall bear the same securities legends as the Warrant which it replaced.

         11. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made therein.

         12. Notices. Any communications between the parties or notices provided for in this Agreement may be given by mailing them, first class, postage prepaid, to Holder at:

         Name: ____________________
         Address: _________________
         __________________________

and to the Company at:

         Medical Nutrition USA, Inc.
         10 West Forest Avenue
         Englewood, New Jersey 07631
         Attn: Frank A. Newman

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

With a copy to:

         Foley & Lardner
         402 West Broadway, 23rd Floor
         San Diego, California 92101
         Attn: Kenneth D. Polin

or to such other address as either party may indicate to the other in writing after the date of this Agreement.

         13. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

         14. Headings. The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer under its corporate seal and to be dated as of the date first above written.

"Company"                              Medical Nutrition USA, Inc., a Delaware
                                       corporation

                                          By: __________________________________

                                          Print Name: __________________________

                                          Title: _______________________________


"Holder"

                                          By: __________________________________

                                          Print Name: __________________________

                                          Title: _______________________________
                                                         (if applicable)

                           [Signature Page to Warrant]

                               FORM OF ASSIGNMENT
                               ------------------

[To be signed only upon transfer of the Warrant]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________ all of the rights represented by the within Warrant to purchase _____________ shares of Common Stock of Medical Nutrition USA, Inc. (the "Company") to which the within Warrant relates, and appoints the Corporate Secretary of the Company the attorney to transfer such rights on the books of the Company with full power of substitution in the premises.


Dated

_________________________                   ___________________________________
                                                        (Signature)



                                            ___________________________________

                                            ___________________________________
                                                         (Address)


Notarization Required:

                                FORM OF EXERCISE
                                ----------------

[To be signed only upon exercise of the Warrant]


         THE UNDERSIGNED, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________________ shares of Common Stock of Medical Nutrition USA, Inc. and herewith tenders payment of $______________ in full payment of the exercise price for such shares, and requests that the certificates for such shares be issued in the name of, and delivered to, _________________________ whose address is
______________________________________



Dated

_________________________                   ___________________________________
                                                        (Signature)



                                            ___________________________________

                                            ___________________________________
                                                         (Address)